                   [LETTERHEAD OF PXRE REINSURANCE COMPANY]

            EMPLOYMENT AGREEMENT (this "Agreement") dated as of June 8, 1998 between PXRE Reinsurance Company, a Connecticut insurance company (the "Company"), and Michael J. Toman, an individual residing at 909 Foxboro Drive, Norwalk, CT 06851 (the "Executive").

            WHEREAS, the Company desires to employ the Executive and to enter into this Agreement to set forth the terms of such employment; and

            WHEREAS, the Executive desires to accept such employment and enter into this Agreement.

            NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1.    EMPLOYMENT AND DUTIES

            1.1. General. The Company hereby employs the Executive, and the Executive hereby agrees to serve the Company, as Executive Vice President of the Company, upon the terms and subject to the conditions herein contained.

            The Executive shall perform such other duties and services for the Company and its affiliates, commensurate with the Executive's position, as may be designated from time to time by the Chief Executive Officer (the "CEO") or Board of Directors of the Company (the "Board"). The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the CEO and the Board.

            1.2. Extent of Services. Except as may otherwise be approved in advance by the Board, and except during vacation periods and reasonable periods of absence due to sickness. personal injury or other disability, the Executive shall devote his full working time throughout his period of employment with the Company to the services required of him under this Agreement. The Executive shall use his best efforts, judgment and energy to improve and advance the business, reputation and interests of the Company in a manner consistent with the duties of his position.

            1.3. Term of Employment. The Executive's employment under this Agreement shall commence as of June 23, 1998, or earlier should the Executive be released by his current employer, (the "Effective Date") and shall terminate on the earliest to occur of the third anniversary of the Effective Date and the date of termination of the Executive's employment pursuant to Section 4 or 5. The period commencing on the Effective Date and ending on the third anniversary of the Effective Date is hereinafter referred to as the "Employment Term".

                                                                    [LOGO PXRE]

            1.4. Reimbursement of Business Expenses. The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account of such expenditures, in accordance with Company practices in effect from time to time.

      2.    COMPENSATION

            2.1. Base Salary. From the Effective Date through the end of the Executive's employment hereunder, the Executive shall be entitled to receive a base salary ("Base Salary") at a rate of $260,000 per annum, payable in arrears in equal installments in accordance with the Company's payroll practices, with such increases as may be provided in accordance with the terms hereof. Once increased, such higher amount shall constitute the Executive's annual Base Salary.

            2.2. Annual Review. The Executive's Base Salary shall be reviewed by the CEO, based upon the Executive's performance, not less often than annually, and may be increased but not decreased.

            2.3. Annual Incentive Bonus Plan. Subject to the provisions of
Section 4.2, the Executive shall be entitled to participate annually during the Employment Term in the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), or such substitute plan as shall be established from time to time by Company, which provides for the payment of annual bonuses to key employees of the Company, subject to the terms and conditions of the Bonus Plan or such substitute plan, as the case may be. The amount of the Executive's annual bonus under the Bonus Plan shall range from zero to 82.5% of the Executive's annual earned Base Salary, based upon the Company's return on equity percentages in any of its relevant fiscal years, as determined by the Company in its discretion. The Executive's bonus award under the Bonus Plan (if any) shall be comprised of a combination of 70% cash and 30% restricted stock, the restricted stock portion of which shall be subject to vesting following the expiration of three years.

            2.4. Equity Grants. Subject to the provisions of Section 4.2, the Executive shall be entitled to participate annually during the Employment Term in the Company's 1992 Officer Incentive Plan (the "Incentive Plan"), or such substitute plan as shall be established from time to time by Company, which provides for the grant of stock options and restricted shares of Company stock to key employees of the Company, subject to the terms and conditions of the Incentive Plan or such substitute plan, as the case may be. In addition, the Executive shall receive, as of the Effective Date. an initial award of 13,500 restricted shares of the Company pursuant to the Incentive Plan, subject to such terms and conditions as are set forth in the Incentive Plan, a copy of which is attached hereto as Exhibit A. Vesting of this grant will be 100% after three years, with no partial vesting prior to the end of the three-year period.

                                                                    [LOGO PXRE]

      3.    EMPLOYEE BENEFITS

            3.1. In General. The Executive and his dependents shall, during his employment under this Agreement, be included to the extent eligible thereunder in all pension, 401(k), health, medical, life, disability or other similar plans or benefits which shall be established by the Company from time to time for, or made available to, its executives.

            3.2. Automobile Allowance. If the Executive is a Senior Vice President or higher, in addition to all other compensation and benefits provided hereunder, the Executive shall be entitled to receive a monthly automobile allowance in the amount of $600 per month, payable at normal payroll intervals of the Company.

      4.    TERMINATION OF EMPLOYMENT

            4.1. Termination Without Cause; Resignation for Good Reason.

                  4.1.1. General. Subject to the provisions of Sections 4.1.2 and 4.1.3, if, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company without Cause (as defined in Section 4.3), or if the Executive terminates his employment hereunder for Good Reason (as defined in Section 4.4), the Company shall pay the Executive severance pay in an amount equal to the Base Salary (at a rate in effect on the date of such termination or, if a reduction in Base Salary is the basis for termination for Good Reason, then the Base Salary in effect immediately prior to such reduction) for the remainder of the Employment Term (such period being referred to hereinafter as the "Severance Period"), at such intervals as the same would have been paid had the Executive remained in the active service of the Company. In addition, the Executive and his dependents shall continue to participate in the benefit plans described in Section 3.1 for a period equal to the lesser of
(a) the Severance Period and (b) one year from the date of termination or resignation pursuant to this Section 4.1.1; provided, however, that the Company may, at its option, pay to the Executive the present value of the aggregate dollar value of such benefits, without the necessity to provide the respective benefits to the Executive set forth in Section 3.1 hereof. Furthermore, the initial award of 13,500 shares will vest after a three year period as set forth in Section 2.4. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment except as determined in accordance with the terms of the employee benefit plans or programs of the Company except that he shall receive payment for earned but unused vacation. Salary continuation payments made and benefits provided to the Executive pursuant to this Section 4.1.1 shall be reduced by compensation earned and benefits received by the Executive from a subsequent employer during the Severance Period.

                                                                    [LOGO PXRE]

                  4.1.2. Conditions Applicable to the Severance Period. If, during the Severance Period, the Executive breaches his obligations under
Section 7 of this Agreement, the Company may terminate the Severance Period and cease to make any further payments or provide any benefits described in Section 4.1.1.

                  4.1.3. Death During Severance Period. In the event of the Executive's death during the Severance Period, payments of Base Salary under this Section 4 shall cease as of the month immediately following such death.

                  4.1.4. Date of Termination. The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from the Executive to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in Section 4.4 has expired without the Company having corrected the event or events subject to cure. If no date of resignation is specified in the written notice from the Executive to the Company, the date of termination shall be the first day following the expiration of such cure period.

            4.2. Termination for Cause; Resignation Without Good Reason.

                  4.2.1. General. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, or the Executive resigns from his employment hereunder other than for Good Reason, the Executive shall be entitled only to payment of his Base Salary as then in effect through and including the date of termination or resignation together with payment for earned but unused vacation. The Executive shall have no further right to receive any other severance, compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company.

                  4.2.2. Date of Termination. Subject to the proviso to Section 4.3, the date of termination for Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation without Good Reason shall be the date specified in the written notice of resignation from the Executive to the Company, or if no date is specified therein, 10 business days after receipt by the Company of written notice of resignation from the Executive.

            4.3. Cause. Termination for "Cause" shall mean termination of the Executive's employment because of:

            (a) any wilful act or omission that constitutes a material breach by the Executive of any of his obligations under this Agreement;

                                                                   [LOGO PXRE]

            (b) the wilful and continued failure or refusal of the Executive to substantially perform the material duties required of him as an employee of the Company;

            (c) any wilful material violation by the Executive of any law or regulation applicable to the business of the Company or any of its subsidiaries or affiliates, or the Executive's conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, or any wilful perpetration by the Executive of a common law fraud; or

            (d) any other wilful misconduct by the Executive that is injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or affiliates;

provided, however, that if any such Cause relates to the Executive's obligations under this Agreement and is susceptible to cure, the Company shall not terminate the Executive's employment hereunder unless the Company first gives the Executive notice of its intention to terminate and of the grounds for such termination, and the Executive has not, within 10 business days following receipt of the notice, cured such Cause.

            For purposes of this Section 4.3, an "affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with, the person or entity specified.

            4.4. Good Reason. For purposes of this Agreement, "Good Reason" shall mean either of the following (occurring without the Executive's prior consent):

            (a) a decrease in the Executive's base rate of compensation, or a failure by the Company to pay material compensation due and payable to the Executive in connection with his employment; or

            (b) the failure by the Company to obtain an agreement from a successor to assume and agree to perform this Agreement in accordance with the second sentence of Section 8.3;

provided, however, that if any such Good Reason is susceptible of cure, the Executive may not resign for Good Reason unless the Executive first gives the Company notice of his intention to resign and of the grounds for such resignation, and the Company has not, within 10 business days following receipt of the notice, cured such Good Reason, or in the event that such Good Reason is not susceptible to cure within such 10 business day period, the Company has not taken all reasonable steps within such 10 business day period to cure such Good Reason as promptly as practicable thereafter.

                                                                   [LOGO PXRE]

      5.    DEATH OR DISABILITY

            In the event of termination of the Executive's employment by reason of death or Permanent Disability (as hereinafter defined), the Executive (or his estate, as applicable) shall be entitled to Base Salary and benefits determined under Sections 2 and 3 through the date of termination. Other benefits shall be determined in accordance with the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder. For purposes of this Agreement, "Permanent Disability" means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties as an employee of the Company, which disability or infirmity shall exist, or in the option of an independent physician is reasonably likely to exist, for any continuous period of 180 days.

      6.    NO MITIGATION OF DAMAGES

            The Executive shall not be required to mitigate the amount of any payment provided for in Section 4.1 by seeking other employment.

      7.    NONSOLICITATION; CONFIDENTIALITY; NONCOMPETITION

            7.1. Nonsolicitation. For so long as the Executive is employed by the Company and continuing for two years thereafter, the Executive shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant, independent contractor or agent of any person, partnership, corporation or other business organization or entity other than the Company: (a) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12-month period, was, employed by, or had served as an agent or key consultant of, the Company or any of its subsidiaries, or (b) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated (to the general knowledge of the Executive or the public) to become a customer or client) of the Company or any of its subsidiaries.

            7.2. Confidentiality. The Executive agrees that during the Employment Term and thereafter he will not, except in the performance of his obligations to the Company hereunder or as may otherwise be approved in advance by the Board, directly or indirectly, disclose or use (except for the direct benefit of the Company) any confidential information that he may learn or has leaned by reason of his association with the Company, any client or any of their respective subsidiaries and affiliates. The term "confidential information" includes all data, analyses, reports, interpretations, forecasts, documents and information concerning or otherwise reflecting information and concerning the Company and its affairs, including, without limitation, with respect to clients, products, policies, procedures, methodologies, trade secrets and other intellectual property, systems, personnel, confidential reports, technical information, financial information, business transactions, business

                                                                    [LOGO PXRE]

plans, prospects or opportunities, but shall exclude any portion of such information that (a) was acquired by the Executive prior to his employment by, or other association with, the Company, (b) is or becomes generally available to the public or is generally known in the industry or industries in which the Company operates, in each case other than as a result of disclosure by the Executive in violation of this Section 7.2 or (c) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

            7.3. Noncompete. Except as may otherwise be approved in advance by the Board, (i) for so long as the Executive is (x) employed by the Company, or
(y) receiving salary continuation payments pursuant to Section 4.1.1, and (ii) in the case of a termination by the Company of the Executive's employment hereunder for Cause or a resignation by the Executive other than for Good Reason, continuing for one year after such termination or resignation, the Executive shall not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor (other than a stockholder or investor owning not more than a .05% interest), officer or director of a corporation, or as an employee, associate, consultant, independent contractor or agent of any person, partnership, corporation or other business organization or entity other than the Company or any of its subsidiaries, render any service to or in any way be affiliated with a competitor (or any person or entity that is reasonably anticipated (to the general knowledge of the Executive or the public) to become a competitor) of the Company or any of its subsidiaries or affiliates or otherwise involved in the businesses in which the Company or any of its subsidiaries or affiliates is engaged. Notwithstanding anything contained in this Section 7.3 to the contrary, (a) the period of applicability of this
Section 7.3 shall be extended by an additional day for each day on which the Executive is in breach hereof and (b) the Board may in its discretion waive the application of this Section 7.3, including, without limitation, in the event of the Executive's resignation without Good Reason resulting from a serious family illness or other serious misfortune.

            7.4. Exclusive Property. The Executive confirms that all confidential information with respect to the Company is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Executive.

            7.5. Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 7 may result in material and irreparable injury to the Company and its affiliates and subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 7 or such other relief as may be required specifically to enforce any of the covenants in this Section 7. If for any reason it is held that the restrictions under this Section 7 are not reasonable or that consideration

                                                                    [LOGO PXRE]

therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 7 as will render such restrictions valid and enforceable.

      8.    MISCELLANEOUS

            8.1. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

            To the Company:

                  PXRE Reinsurance Company
                  399 Thornall Street
                  Edison, New Jersey 08837
                  Attention:  Chief Executive Officer

            With a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attention:  F. Sedgwick Browne, Esq.

            To the Executive:

                  Michael J. Toman
                  909 Foxboro Drive
                  Norwalk, CT 06851

All such notices shall be conclusively deemed to be received and shall be effective, (a) if sent by hand delivery or courier service, upon receipt, (b) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (c) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

            8.2. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                                                                    [LOGO PXRE]

            8.3. Assignment. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all the Company's business and properties (or portion thereof in which the Executive is employed). The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

            8.4. Entire Agreement. Except as expressly set forth herein, this Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

            8.5. Withholding. The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

            8.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State.

            8.7. Waiver. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

            8.8. Headings. The headings of the sections contained in this Agreement are for convenience of reference only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                                                                    [LOGO PXRE]

            8.4. Entire Agreement. Except as expressly set forth herein, this Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

            8.5. Withholding. The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

            8.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State.

            8.7. Waiver. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

            8.8. Headings. The headings of the sections contained in this Agreement are for convenience of reference only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.


            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written.

                                          PXRE REINSURANCE COMPANY

                                          By    Gerald L. Radke
                                                ----------------------------
                                                Gerald L. Radke
                                                Chairman, President and
                                                Chief Executive Officer

                                          Date:       6/8/98
                                                ----------------------------


                                          EXECUTIVE

                                          By    Michael J. Toman
                                                ----------------------------
                                                Michael J. Toman

                                          Date:       6/8/98
                                                ----------------------------